UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 5, 2011

LEUCADIA NATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

New York	1-5721	13-2615557
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

315 PARK AVENUE SOUTH, NEW YORK, NEW YORK	10010
(Address of principal executive offices)	(Zip Code)

(212) 460-1900
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On December 5, 2011, Leucadia National Corporation (the “Company”) entered into an agreement to acquire a controlling interest in National Beef Packing Company, LLC (“National Beef”) for a net aggregate purchase price of approximately $867.9 million to be paid out of the Company’s available cash and investments.  The acquisition will be implemented pursuant to a Membership Interest Purchase Agreement dated as of December 5, 2011, (the “Agreement”), by and among the Company, National Beef, U.S. Premium Beef, LLC, a Delaware limited liability company (“USPB”), NBPCo Holdings, LLC, a South Dakota limited liability company (“NBPCo”), TKK Investments, LLC, a Missouri limited liability company (“TKK”), TMKCo, LLC, a Missouri limited liability company (“TMK,” and together with USPB, NBPCo and TKK, the “Sellers”), and TMK Holdings, LLC, a Missouri limited liability company (“TMK Holdings”) (the “Transaction”). Upon consummation of the Transaction, the Company will own a 78.95% interest in National Beef, and the current owners of National Beef, USPB, NBPCo  and Timothy Klein, the Chief Executive Officer of National Beef, will continue to hold a minority interest in National Beef.

National Beef is one of the largest beef processing companies in the Unites States.  National Beef processes, packages and delivers fresh and frozen beef and beef by-products for sale to customers in the U.S. and international markets. National Beef’s products include boxed beef, ground beef, hides, tallow and other beef and beef by-products.  In addition, National Beef sells value-added beef products including branded boxed beef, case-ready beef, portion control beef and further processed hides.  National Beef markets its products to retailers, food service providers, distributors, further processors and the U.S. military.  For additional information concerning National Beef, see its filings with the Securities and Exchange Commission, which may be found at www/sec/gov.

The completion of the Transaction is subject to the satisfaction or waiver of closing conditions, including, among other things: (i) expiration or termination of any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended and (ii) approval of the Agreement by the members of USPB.  The board of directors of USPB has approved the Agreement and has agreed to recommend that USPB’s members adopt the Agreement.  It is anticipated that the Transaction will close during the fourth quarter of 2011.

The Agreement contains customary representations and warranties made by National Beef, the Sellers, TMK Holdings and the Company. National Beef, the Sellers, TMK Holdings and the Company also agreed to various covenants in the Agreement, including, among other things, covenants relating to (i) the conduct of the business of NBP, (ii) certain actions that may be taken prior to the closing of the Transactions and (iii) certain termination rights, the exercise of which could occasion the payment of a $35 million termination fee by National Beef or the Company.

On December 5, 2011, the Company issued a press release announcing the execution of the Agreement, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

 (d)           Exhibits

Exhibit No.	Description
99.1	Press Release dated December 5, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEUCADIA NATIONAL CORPORATION

Date: December 5, 2011	By:	/s/ Joseph A. Orlando
Name: Joseph A. Orlando
Title: Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated December 5, 2011.

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